SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549

                            FORM 8-K


                         CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934

                 Date of Report:  March 6, 1997


                     NPC INTERNATIONAL, INC
     (Exact name of registrant is specified in its charter)

                             Kansas
                    (State of incorporation)


     0-13007                                 48-0817298
(Commission Identification No.)      (IRS Employer Identification No.)

         720 West 20th Street, Pittsburg, Kansas  66762
       (Address of principal executive office   Zip Code)

         Registrant's telephone number:  (316/231-3390)


ITEM 5.  OTHER EVENTS

The press release filed with this report as Exhibit 99-A is incorporated herein by reference.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(a.) Financial statements of business acquired.

     Not applicable.

(b.) Pro forma financial information

     Not applicable.

(c.) Exhibits

     The exhibits set forth on the Index to Exhibits on page 3 are incorporated herein by reference.

                           SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                     NPC INTERNATIONAL, INC.

DATED:  March 6, 1997



Troy D. Cook
Vice President Finance
Chief Financial Officer
Principal Financial Officer


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99-A      Press Release of Registrant dated March 6, 1997     4




                                           Contact:  Troy D. Cook
                                       Vice President Finance and
                                          Chief Financial Officer
                                                   (316) 231-3390


FOR IMMEDIATE RELEASE


            NPC INTERNATIONAL, INC. ANNOUNCES CLOSING
           OF FIRST PHASE OF THE PIZZA HUT ACQUISITION

      Pittsburg, Kansas (March 6, 1997) - NPC International, Inc. (NASDAQ:NPCI) today announced that it had completed the purchase of 60 units in Tulsa, Oklahoma, Topeka, Kansas, Ft. Smith, Arkansas, and Jackson, Tennessee as a part of the acquisition of 126 units from Pizza Hut, Inc. announced January 23, 1997. The Company announced that it received required approvals and expects to close on the remaining 66 units by the end of March, 1997. The acquisition was funded through the Company's newly established $175 million Revolving Credit Facility

      NPC International, Inc. is the world's largest Pizza Hut franchisee and now operates 475 Pizza Hut restaurants and delivery kitchens in eleven states. Through Romacorp, Inc. a wholly-owned subsidiary, NPC also operates and franchises 182 Tony Roma's restaurants, the casual theme restaurant Famous For Ribs.

      For  more  information contact Troy D. Cook, Vice President
Finance and Chief Financial Officer, NPC International, Inc., 720
West  20th  Street,  Pittsburg, Kansas 66762.  Telephone  number:
(316) 231-3390